UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2005

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2005 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”), which will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, on Thursday, May 12, 2005 at 9:00 a.m., Central Time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2004 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John Morrissey
Chairman of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 12, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time, on Thursday, May 12, 2005, at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602, for the following purposes:

1.	To elect four Class III directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2008 annual meeting;

2.	To approve the adoption of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan;

3.	To ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2005; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 31, 2005 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2004 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2004 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

M. Stephen Walker
Vice President—Finance, Chief Financial
Officer and Secretary

April 11, 2005

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

PROXY STATEMENT

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 12, 2005

INFORMATION ABOUT THE ANNUAL MEETING

Our 2005 Annual Meeting of Stockholders will be held at the Mobile Convention Center, One South Water Street, Mobile, Alabama 36602 on Thursday, May 12, 2005 at 9:00 a.m., Central Time.

Solicitation of Proxies

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about April 11, 2005, we began mailing this proxy statement and the 2004 Annual Report to all stockholders of record at the close of business on March 31, 2005.

We will bear the cost of the solicitation of proxies. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

Stockholders Entitled to Vote

The Board of Directors has set March 31, 2005 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 31, 2005, there were 10,489,849 shares of the common stock of the Company, par value $.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

Proposals to be Considered at the Annual Meeting

At the annual meeting, we will ask you to:

Proposal 1:	Elect four Class III directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2008 annual meeting;

Proposal 2:	Approve the adoption of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan; and

Proposal 3:	Ratify the appointment of Grant Thornton LLP as independent registered public accountants for the year ending December 31, 2005.

Information About a Quorum

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Votes Necessary for Each Proposal to be Approved

Assuming the presence of a quorum, the four Class III director nominees receiving the most votes, whether cast in person or by proxy, will be elected (Proposal 1). Proposal 2 (approval of the adoption of the Restricted Stock Plan) and Proposal 3 (ratification of auditors) each requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the annual meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the approval of the adoption of the Restricted Stock Plan (Proposal 2) or the ratification of the appointment of independent registered public accountants (Proposal 3) will have the same effect as voting against the proposal.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, are counted for general quorum purposes, but are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

Submission of Proxies

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by the Company or its transfer agent, Wachovia Bank, N.A., on or before May 11, 2005. The address for Wachovia Bank, N.A. is Shareholder Services Group, 1525 West W. T. Harris Boulevard—3C3, Charlotte, North Carolina 28262-1153, Attention: Nathan Stanford.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. We currently have eleven directors. Upon the expiration of their initial terms, directors in each class will be elected for three-year terms. The initial term of the Class III directors expires at the 2005 annual meeting. The current Class I directors will serve until the 2006 annual meeting and until their successors are elected and qualified. The current Class II directors will serve until the 2007 annual meeting and until their successors are elected and qualified.

Voting of Proxies

The persons named as proxies in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares for which they serve as proxy in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to select an additional person as a director.

Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as Class III directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

Information About the Nominees

The Board of Directors has nominated John Morrissey, Ernest F. Ladd, III, David A. Dye and Hal L. Daugherty for election as Class III directors to serve a three-year term until the 2008 annual meeting of stockholders and until their successors are elected and qualified. Below is a description of each of the nominees. Each of these nominees currently serves as a director of the Company. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

John Morrissey, 63, has been a director since 1999, and he was appointed as Chairman of the Board of Directors in February 2002. Mr. Morrissey served as our Vice President, Sales and Marketing from January 1985 until his retirement in June 1999.

Ernest F. Ladd, III, 64, was elected as a director in February 2002. From 1979 until his retirement in 1997, Mr. Ladd was employed by Dravo Corporation, a national producer and marketer of chemical products, serving most recently as its Executive Vice President and Chief Financial Officer since 1988. Mr. Ladd is currently a director of Regions Bank of Mobile, an operating division of Regions Bank, which is a subsidiary of Regions Financial Corporation. Mr. Ladd is chairman of the Audit Committee of the Board of Directors.

David A. Dye, 35, has served as our President and Chief Executive Officer since July 1999. He was elected as a director in March 2002. Mr. Dye began his career with us in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for us in various capacities, including as Manager of Financial Software Support, Director of Information Technology and most recently as our Vice President supervising the areas of sales, marketing and information technology.

Hal L. Daugherty, 57, was appointed as a director of the Company at the conclusion of the 2004 annual meeting. Mr. Daugherty has served since 1999 as the Chief Executive Officer of The Heart Group, P.C., a

cardiology practice located in Mobile, Alabama. The Heart Group, P.C. is comprised of 15 cardiologists who deliver diagnostic and therapeutic patient services in five main offices and five satellite locations in Alabama and Mississippi.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE CLASS III DIRECTOR NOMINEES.

The following is a description of each of our other current directors:

Class I Directors

Dennis P. Wilkins, 56, is one of our founders and has served as a director since our formation in 1979. From 1979 until his retirement in June 1999, Mr. Wilkins served as our President. Mr. Wilkins now serves as President of the Cassiopeia Foundation, a non-profit organization founded by Mr. Wilkins for the advancement of science education and research.

William R. Seifert, II, 56, was elected as a director in February 2002. Since 1994, Mr. Seifert has served as Executive Vice President of AmSouth Bank with responsibility for 48 branch offices in south Alabama and south Louisiana.

W. Austin Mulherin, III, 39, was elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

John C. Johnson, 54, was appointed as a director of the Company at the conclusion of the 2004 annual meeting. Mr. Johnson has worked as a real estate appraiser for Courtney & Morris Appraisals, Inc. in Mobile, Alabama since September 2001. From December 1994 to January 1998, Mr. Johnson served as the President and Chief Operating Officer of Coopersmith, Inc., a regional wholesale bakery located in Mobile, Alabama. After chairing the transition team for the sale of Coopersmith, Inc. to Earthgrains Company from January 1998 to May 1999, Mr. Johnson retired from the bakery industry and worked for a brief time as the Business Manager of Saint Ignatius Church. Mr. Johnson is currently a director of Regions Bank of Mobile, an operating division of Regions Bank, which is a subsidiary of Regions Financial Corporation.

Class II Directors

M. Kenny Muscat, 58, is one of our founders and has served as a director since our formation in 1979. From 1979 until his retirement in June 1999, Mr. Muscat served as our Executive Vice President.

J. Boyd Douglas, 38, has served as our Executive Vice President and Chief Operating Officer since July 1999. He was elected as a director in March 2002. Mr. Douglas began his career with us in August 1988 as a Financial Software Support Representative. From May 1990 until November 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until June 1999, he held the position of Director of Programming Services.

Charles P. Huffman, 51, was elected as a director at the 2004 annual meeting. Mr. Huffman has served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage, since December 2000. From 1998 to 2000, Mr. Huffman served as the Vice President, Chief Financial Officer and Treasurer of EnergySouth, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The Board of Directors has adopted corporate governance guidelines that set forth the fundamental corporate governance principles of the Company in order to demonstrate the Board’s accountability and its desire to achieve superior business results. We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our Chief Executive Officer and senior financial officers) and employees. We have also adopted a separate code of ethics with additional guidelines and responsibilities applicable to our Chief Executive Officer and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are exhibits to our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (“SEC”).

Board Independence

Our Board of Directors currently has eleven members. The Board has determined that the following six directors have no relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of their independent judgment in carrying out their responsibilities, and such persons are independent within the meaning of the Company’s independence standards, which reflect the Nasdaq director independence standards currently in effect: Hal L. Daugherty, Charles P. Huffman, John C. Johnson, Ernest F. Ladd, III, W. Austin Mulherin, III and William R. Seifert, II. Therefore, a majority of the members of the Board of Directors are independent under the Nasdaq director independence standards.

Board Structure and Committee Composition

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years or until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met five times in 2004.

During 2004, the Company had four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Two of these committees, the Compensation Committee and the Nominating and Corporate Governance Committee, were created effective at the conclusion of the 2004 annual meeting in response to new rules of Nasdaq and the SEC. The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board of Directors. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each operates under a written charter adopted by the Board. The committee charters of the Compensation Committee and the Nominating and Corporate Governance Committee were attached as appendices to our Proxy Statement for the 2004 annual meeting, and the Audit Committee Charter was included as an appendix to our Proxy Statement for the 2003 annual meeting. Copies of these three committees’ charters are available on our website at www.cpsinet.com in the “Investors” section under “Financial Information.”

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our directors attended the 2004 annual meeting of stockholders.

The following describes the functions and sets forth the current membership of each Committee of the Board of Directors. The number of meetings that each Committee held in 2004 is also listed.

Executive Committee

The members of the Executive Committee are John Morrissey, Chairman, Dennis P. Wilkins and M. Kenny Muscat. The Executive Committee met once in 2004.

Between meetings of the Board of Directors and while the Board of Directors is not in session, the Executive Committee has all the powers and can exercise all the duties of the entire Board of Directors relating to the management of the business and affairs of the Company. The Executive Committee, however, is prohibited from taking certain actions, including, but not limited to, approving dividends and filling vacancies on the Board.

Audit Committee

The current members of the Audit Committee are Ernest F. Ladd, III, Chairman, William R. Seifert, II and Charles P. Huffman, all of whom are independent directors as defined under existing Nasdaq rules. One of our directors, W. Austin Mulherin, III, served on the Audit Committee in 2004 until the 2004 annual meeting. However, because he was not deemed to have satisfied the heightened independence requirements applicable to audit committee members under Nasdaq’s independence rules that took effect at the time of the 2004 annual meeting, he resigned from the Audit Committee at the 2004 annual meeting and was replaced on the Audit Committee by Mr. Huffman. The Audit Committee met eight times during 2004.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other financial information provided by the Company to its stockholders and others; the Company’s financial policies and procedures; the Company’s system of internal controls; and the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for appointing and overseeing the independent auditor of the Company.

The Board of Directors has carefully evaluated the backgrounds of the members of the Audit Committee and has determined that such members qualify as independent under applicable Nasdaq listing standards and SEC rules for Audit Committee membership. Furthermore, in accordance with SEC rules, the Board has determined that Ernest F. Ladd, III and Charles P. Huffman both qualify as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears in this proxy statement at page 18.

Compensation Committee

The current members of the Compensation Committee are William R. Seifert, II, Chairman, W. Austin Mulherin, III and John C. Johnson. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Board of Directors authorized the creation of a Compensation Committee in March 2004, effective as of the conclusion of the 2004 annual meeting. The Compensation Committee did not meet during 2004, but has met three times in 2005 in connection with current compensation matters.

The Compensation Committee is authorized to approve and recommend to the Board of Directors the compensation to be paid to officers, directors and committee members of the Company. Executive compensation may include, but is not limited to, salary, bonus, stock options, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of the Company.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are W. Austin Mulherin, III, Chairman, Hal L. Daugherty, Jr. and Charles P. Huffman. The Board of Directors has determined that each of these members is independent under the Nasdaq director independence standards. The Board of Directors authorized the creation of the Nominating and Corporate Governance Committee in March 2004, effective as of the conclusion of the 2004 annual meeting. The Nominating and Corporate Governance Committee did not meet during 2004, but has met once in 2005.

The purpose of the Nominating and Corporate Governance Committee is to (a) identify individuals qualified to become members of the Board and to recommend director nominees to the Board for election by the stockholders, (b) monitor, oversee and evaluate the corporate governance principles applicable to the Company and (c) oversee the evaluation of the Board and management.

Consideration of Director Nominees

Director Qualifications

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by the Nasdaq listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Guidelines of Significant Governance Issues (the “Governance Guidelines”) also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Process for Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the “Nominating and

Corporate Governance Committee of Computer Programs and Systems, Inc.,” c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•	As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Our Bylaws provide that written notice of a stockholder’s intent to make a nomination at a stockholders meeting must be given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company and received (1) with respect to any annual meeting, not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, (2) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (3) with respect to any special stockholders meeting called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such stockholder’s notice shall set forth:

•	the name and address of such stockholder, as it appears on the Company’s books;

•	a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of our stock beneficially owned by such stockholder and the nominee;

•	a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder;

•	the name, age, business address and, if known, residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

•	the written consent of the nominee to serve as a director if elected.

The chairman of the annual meeting of stockholders shall determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

Stockholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Executive Sessions

Executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by an independent director selected by a majority of the independent directors.

COMPENSATION OF DIRECTORS

Each of our non-employee directors, other than members of the Audit Committee, receives an annual retainer fee of $10,000 for service as a director. Each director who is a member of the Audit Committee receives an annual retainer fee of $15,000. Each non-employee director also receives an attendance fee of $2,000 for each regular quarterly meeting of the Board of Directors. In 2004, each of the directors received an additional fee of $2,000 for attending a special meeting of the Board held on November 30, 2004. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 31, 2005 by:

•	each Director and Director nominee;

•	each executive officer named in the Summary Compensation Table below;

•	all of our Directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	% of Shares of Common Stock(2)
Palisade Capital Management, L.L.C.(3)	677,000	6.5%
Hal L. Daugherty, Jr.	100	*
J. Boyd Douglas(4)	145,700	1.4
David A. Dye(5)	147,000	1.4
Charles P. Huffman(6)	1,000	*
John C. Johnson	500	*
Ernest F. Ladd, III	1,700	*
John Morrissey	452,000	4.3
W. Austin Mulherin, III(7)	2,107	*
M. Kenny Muscat	742,456	7.1
William R. Seifert, II	550	*
Dennis P. Wilkins	1,140,503	10.9
Patrick A. Immel(8)	50,300	*
Victor S. Schneider(9)	50,200	*
M. Stephen Walker	63,000	*

All Directors & Executive Officers as a group (16 persons)	2,865,835	27.3%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	Percentage of ownership is based on 10,489,849 shares of Company common stock outstanding as of March 31, 2005. Percentage of ownership with respect to all directors and executive officers as a group also includes options held by an executive officer which entitles such executive officer to purchase 1,219 shares of common stock within 60 days.
(3)	Includes 91,000 shares owned by Axe-Houghton Associates, Inc., a control affiliate of Palisade Capital Management, L.L.C. The address of Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024. This information is based solely upon our review of Amendment No. 2 to Schedule 13G filed by Palisade Capital Management, L.L.C. and certain related parties with the Securities and Exchange Commission on or about February 11, 2005, reporting beneficial ownership as of December 31, 2004.
(4)	Includes 100 shares owned by Mr. Douglas’ wife and a total of 600 shares held in custodial accounts for the benefit of his three children.
(5)	Includes 72,000 shares owned by Mr. Dye’s wife.
(6)	Mr. Huffman shares voting and investment power for these shares with his wife.
(7)	Includes 222 shares held in a custodial account for the benefit of Mr. Mulherin’s daughter.
(8)	Includes a total of 300 shares held in a custodial account for the benefit of Mr. Immel’s three children.
(9)	Includes a total of 200 shares held in custodial accounts for the benefit of Mr. Schneider’s two children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to us. Based on our review of these reports, we believe that, during the year ended December 31, 2004, all reports were filed on a timely basis by reporting persons, except for Mr. Hinckle, who filed a Form 3 late, and Mr. Dougherty, who filed one Form 4 late with respect to one transaction.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The following table sets forth a summary of the compensation we paid for the last three fiscal years to our Chief Executive Officer and the four additional most highly compensated persons serving as executive officers at the end of 2004 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation
	Fiscal Year	Annual Compensation			Securities Underlying Options(#)	All Other Compensation(3)
Name and Principal Position		Salary(1)		Bonus(2)
David A. Dye President, CEO and Director	2004 2003 2002	$225,795 240,000 240,000		$260,000 260,000 260,000	-0- -0- 3,770	$2,000 2,000 2,000

J. Boyd Douglas Executive Vice President, COO and Director	2004 2003 2002	$225,577 240,000 240,000		$260,000 260,000 233,958	-0- -0- 3,954	$2,000 2,000 257,196	(5)

M. Stephen Walker Vice President—Finance and CFO	2004 2003 2002	$169,183 180,000 180,000		$195,000 195,000 195,000	-0- -0- 3,062	$2,000 2,000 2,000

Victor S. Schneider Vice President—Sales and Marketing	2004 2003 2002	$283,861 168,000 168,000	(4)	$68,917 182,000 182,000	-0- -0- 3,741	$2,000 2,000 2,000

Patrick A. Immel Vice President—Information Technology Services	2004 2003 2002	$159,904 168,000 168,000		$182,000 182,000 182,000	-0- -0- 2,657	$2,000 2,000 2,000

(1)	The difference in base salaries for each of the Named Executive Officers between 2003 and 2004 results solely from our conversion from a semi-monthly payroll cycle to a bi-weekly payroll cycle in 2004.
(2)	The amounts shown in this column represent discretionary bonuses that were paid to these employees to allow them to service their obligations under loans incurred to finance their respective purchases of shares of our common stock from other stockholders in 1999 and 2001.
(3)	The amounts shown in this column represent our contributions to our 401(k) retirement plan for each of these employees.
(4)	$161,192 of this amount represents sales commissions earned by Mr. Schneider during 2004.
(5)	The amount shown for 2002 includes $255,196 in deemed compensation to Mr. Douglas arising from a transfer of 19,333 shares of stock to Mr. Douglas from M. Kenny Muscat in May 2002. At the time of the transfer, the shares were valued at $13.20 per share. For tax purposes, Mr. Muscat was deemed to have contributed the shares to the Company, and the Company was deemed to have issued the shares to Mr. Douglas. The value of the shares are treated for tax purposes as compensation to Mr. Douglas.

Stock Option Grants

We did not grant any stock options during 2004.

Aggregated Stock Option Exercises And Year-End Value

The following table sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the Named Executive Officers; and
•	the value at December 31, 2004 of all unexercised options held by such individuals.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year- End($) Exercisable/ Unexercisable(1)
David A. Dye	-0-	N/A	-0-/ 3,770	-0-/ $25,071

J. Boyd Douglas	-0-	N/A	-0-/ 3,954	-0-/ $26,294

M. Stephen Walker	-0-	N/A	-0-/ 3,062	-0-/ $20,362

Victor S. Schneider	-0-	N/A	-0-/ 3,741	-0-/ $24,888

Patrick A. Immel	-0-	N/A	-0-/ 2,657	-0-/ $17,665

(1)	Based on $23.15 per share, the closing sale price reported by Nasdaq for the Company’s common stock on December 31, 2004.

Long-Term Incentive Plans

Other than the 2002 Stock Option Plan, we do not have any long-term incentive plans for the benefit of our executive officers. However, our Board of Directors is seeking shareholder approval for the adoption of a new restricted stock plan, as described below under “PROPOSAL 2—APPROVAL OF 2005 RESTRICTED STOCK PLAN.”

Pension Plans

We do not have any pension or defined benefit plans for the benefit of our executive officers.

Employment Agreements

We have no employment agreements with any of our executive officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summaries the securities that have been authorized for issuance under our 2002 Stock Option Plan, which is described in Note 7 of the Notes to the Financial Statements that are located in the Company’s 2004 Annual Report to Stockholders. It does not include the 2005 Restricted Stock Plan which is being submitted for approval to the stockholders at the Annual Meeting.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	399,948	$16.50	763,536
Equity compensation plans not approved by stockholders	-0-	N/A	-0-

Total	399,948		763,536

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors of the Company had no compensation committee until the 2004 annual meeting. In addition to the other directors, Mr. Wilkins, Mr. Muscat and Mr. Morrissey, all former executives of the Company, participated in deliberations of the Board of Directors regarding executive officer compensation until the creation of the Compensation Committee. Neither Mr. Dye nor Mr. Douglas participated in decisions regarding his own compensation. Furthermore, no member of the Compensation Committee or the Board of Directors is, or was during 2004, an executive officer of another company whose board of directors has a compensation committee on which one of our executive officers serves.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders

Effective as of the conclusion of the 2004 annual meeting, the Compensation Committee of the Board of Directors became responsible for overseeing and administering the executive compensation program of the Company. Prior to that time, the full Board of Directors oversaw and administered the executive compensation program. Cash compensation determinations made by the Committee are still subject to approval by the entire Board. The Compensation Committee consists of three directors, William R. Seifert, II, W. Austin Mulherin, III and John C. Johnson, each of whom is independent, as determined by the Board, within the meaning of applicable Nasdaq listing standards. The specific duties and responsibilities of the Compensation Committee are described above under “CORPORATE GOVERNANCE AND BOARD MATTERS—Board Structure and Committee Composition,” and in the Compensation Committee Charter that is attached as an appendix to the 2004 proxy statement.

The following report provides details and background information regarding our executive compensation program for 2004.

Compensation of the CEO and other Executive Officers

Total compensation for the executive officers is reviewed and set annually and currently includes two primary types of compensation:

•	Base salary; and

•	Annual bonuses.

The following discussion is applicable to executive officers of the Company, including the Chief Executive Officer and the other Named Executive Officers.

Base Salary.    Executive officers’ base salaries are determined by several factors, but principally by the responsibilities required by the position. In establishing base salaries, the Committee reviews recommendations by the Chief Executive Officer. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer’s salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee’s compensation strategy for executive officers is to pay salaries at or near the median compensation paid by comparable companies. Based on these factors, Mr. Dye’s base salary for calendar year 2004 was set at $240,000.

Annual Bonus.    In 1999 and 2001, our executive officers purchased common stock in the Company from certain of our stockholders. These officers financed their purchases with bank loans. In order to allow these officers to service the principal and interest payments on their loans, the Board approved the payment to these officers of annual cash bonuses, which historically have been paid bi-weekly along with the officers’ salaries. In December 2004, certain of the executive officers sold stock in order to reduce or eliminate the amounts outstanding under their loans. Currently, substantially all of these loans have been satisfied in full. Therefore, while the Committee expects that it will continue to pay cash bonuses to executive officers in the future as part of the Company’s overall executive compensation program, the Committee intends to re-evaluate how and when cash bonuses will be paid, as well as the conditions under which they will be paid. The bonus structure has been, and will continue to be, designed to ensure that our overall compensation structure is competitive.

The Committee believes that the current compensation levels of its key executives, including the bonus amounts, are consistent with our objective of rewarding, retaining and providing incentives for outstanding performance to the executives who contribute most to the operating results of the Company. The Committee specifically reviews and approves, subject to final approval of the full Board, each annual bonus paid to the executive officers, including the Chief Executive Officer.

Proposed Adoption of Restricted Stock Plan.    The Committee believes that the caliber and motivation of our executive officers, and their leadership, are critical to our success in a competitive marketplace. Effective and motivational compensation programs are essential ingredients to success. The Committee believes that our compensation programs have been effective in serving us and our stockholders in the short and long term. However, the Committee believes that it is important to the long-term success of CPSI to provide additional long-term, equity based incentive compensation to CPSI’s senior executive officers.

Upon the Committee’s recommendation, the Board has adopted, subject to stockholder approval, a new restricted stock plan, which is designed to attract, retain and motivate senior executive officers of CPSI by providing them with additional equity-based incentives. CPSI’s stockholders are being asked to approve this restricted stock plan, as described in detail in “PROPOSAL 2—APPROVAL OF 2005 RESTRICTED STOCK PLAN” on page 19 below. Should the restricted stock plan be approved by the stockholders, the Committee will consider awards of restricted stock under such plan to those executive officers who the Committee believes are critical to the continued success of CPSI.

The Compensation Committee:

William R. Seifert, II, Chairman

W. Austin Mulherin, III

John C. Johnson

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to our stockholders during the period beginning May 21, 2002 and ending on December 31, 2004, compared to an overall stock market index (NASDAQ Stock Market (U.S.) Index) and the NASDAQ Computer and Data Processing Group.

INDEX	5/31/02	12/31/02	12/31/03	12/31/04
Computer Programs and Systems, Inc.	$100.00	$150.06	$123.73	$145.86
Nasdaq Stock Market (U.S.) Index	100.00	80.83	120.84	131.51
Nasdaq Computer and Data Processing Group	100.00	91.21	120.16	132.35

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We lease the majority of our corporate headquarters campus from CP Investments, Inc., an Alabama corporation, the stockholders of which include John Morrissey and the children of Dennis Wilkins and M. Kenny Muscat. Prior to January 31, 2003, Mr. Muscat and Mr. Wilkins were officers and directors of CP Investments, Inc. In 2004, we paid total lease payments in the amount of $1,344,492 to CP Investments, Inc. During 2003, we entered into one new lease with CP Investments, Inc., which expires in 2013. Under these lease agreements, we make annual lease payments in the aggregate amount of $1,350,888, subject to annual adjustment based on the Consumer Price Index. The annual rents payable under these leases have been determined by an independent, third-party appraisal firm. The lease agreements provide for a subsequent third-party appraisal of the rental amounts at the conclusion of the fifth year of each lease.

We lease the remainder of our headquarters facilities, which is comprised of one building that houses our dedicated research and development staff, from DJK, LLC, a limited liability company owned by Dennis Wilkins. In 2004, we paid total lease payments in the amount of $40,581 to DJK, LLC. The lease payments will be subject to annual adjustment based on the Consumer Price Index. The annual rent payable under this lease has been determined by an independent, third-party appraisal firm. The lease agreement provides for a subsequent third-party appraisal of the rental amount at the conclusion of the fifth year of the lease.

During 2004, we engaged the law firm of Frazer, Greene, Upchurch & Baker, LLC in connection with certain litigation matters. One of our directors, W. Austin Mulherin, III, is a partner of this firm. Total payments to this firm did not exceed 5% of the firm’s gross revenues in 2004. We expect to continue to use the legal services of this firm in the future.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. One of our directors, W. Austin Mulherin, III, served on the Audit Committee in 2004 until the 2004 annual meeting. However, because he was not deemed to have satisfied the heightened independence requirements applicable to audit committee members under Nasdaq’s independence rules that took effect at the time of the 2004 annual meeting, he resigned from the Audit Committee at the 2004 annual meeting and was replaced on the Audit Committee by Charles P. Huffman. The Audit Committee operates under a written charter, as amended by the Board of Directors on April 1, 2003.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2004.

•	We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the registered public accountants their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and of the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Ernest F. Ladd, III, Chairman

William R. Seifert, II

Charles P. Huffman

PROPOSAL 2

APPROVAL OF 2005 RESTRICTED STOCK PLAN

The Board of Directors of the Company has adopted the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan (the “Plan”), subject to the approval of the Company’s stockholders. If the stockholders approve the Plan, it will become effective on May 12, 2005. If stockholders do not approve the Plan, the Plan will have no effect.

The purpose of the Plan is to promote the interests of the Company by attracting, retaining and motivating executive officers by providing them with additional equity-based incentives for their continuing relationship with the Company and aligning their interests and compensation with the long-term interests of stockholders. Executive officers will be eligible to receive awards (“Awards”) under the Plan, which consist of grants of Restricted Stock. Awards may be made under the Plan until May 12, 2015.

The following is a summary of the material terms and provisions of the Plan and the tax consequences to the Company and to those executive officers who receive Awards of Restricted Stock under the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan will govern.

Description of the Restricted Stock Plan

Administration.    The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have power and authority to manage and control the operations and administration of the Plan including (i) selecting which executive officers to whom Awards will be made, (ii) determining the number of shares of Restricted Stock to be awarded to an executive officer, (iii) determining the form, terms and conditions of each award agreement, including without limitation the length of the restricted period and the performance criteria, if any, to be satisfied, (iv) determining whether to designate if an Award is intended to be “performance-based compensation” as such term is used in Section 162(m) of the Internal Revenue Code, (v) interpreting and administering the Plan and any instrument or agreement relating to, or grant made under, the Plan, (vi) establishing, amending, suspending, rescinding or waiving any rules and regulations relating to the Plan, (vii) appointing such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) making any other determination and taking any other action that the Committee deems necessary to or desirable for the administration of the Plan.

Eligibility.    Only persons who are executive officers of the Company shall be eligible to receive grants of Restricted Stock and become participants under the Plan. The Committee in its discretion will determine those executive officers of the Company who are eligible to participate in the Plan. As of March 31, 2005, the Company had seven executive officers who would be eligible to receive Awards under the Plan.

Awards.    Awards under the Plan will be in the form of grants of shares of common stock, par value $0.001 per share, of the Company that are subject to certain transfer restrictions (“Restricted Stock”). The Committee may, in its sole discretion, issue Restricted Stock to executive officers as compensation for services rendered or to be rendered to the Company or for such consideration as the Committee may determine, including cash. The Committee determines who receives Restricted Stock and the number of shares of Restricted Stock subject to an Award.

Vesting; Performance Criteria.    The terms and conditions of each Award, including those related to vesting, will be determined by the Committee and set forth in a written agreement executed by the Company and the executive officer. The Committee may subject the vesting of the Restricted Stock to any restrictions it deems appropriate, including the achievement of certain performance criteria. The performance criteria that the Committee may select from include the following: (i) annual growth in net income, (ii) annual cash collections on sales, (iii) annual growth in new system installation contracts, (iv) annual growth in the average size of installation contracts, (v) annual growth in revenue, (vi) annual growth in the number of hospital clients, (vii) net income per diluted share, or (viii) any other reasonable basis that the Committee selects; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m) of the Internal Revenue Code, the performance criteria shall be based on one or more of the criteria listed in (i) through (vii) above. Additionally, the Committee has the discretion to select the length of the vesting period; provided, however, that each Award will be subject to a minimum restricted period of three years from the date of the Award.

Transfer Restrictions.    No Restricted Stock awarded under the Plan may be transferred, sold, exchanged, pledged or otherwise disposed of by an executive officer during the restricted period, other than by the executive officer’s last will and testament, by the applicable laws of descent and distribution, or as otherwise determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any or all remaining restrictions with respect to any executive officer’s Restricted Stock.

Accelerated Vesting; Forfeiture.    Each outstanding Award shall become immediately vested and unrestricted upon the occurrence of a change in control of the Company, upon the death, disability, or retirement of the executive officer, or if the executive officer is terminated without cause. Shares of Restricted Stock shall be forfeited in the event the executive officer voluntarily resigns or is terminated for cause during the restricted period, or if any performance criteria established by the Committee are not satisfied. If the Restricted Stock fails to vest as specified in the applicable award agreement, the shares of Restricted Stock will be canceled and forfeited by the executive officer. All shares of Restricted Stock that are canceled or forfeited will be available for future Awards under the Plan.

Voting and Dividend Rights.    The holders of Restricted Stock will have the same voting and dividend rights as the Company’s other stockholders, unless and until such shares of Restricted Stock are forfeited.

Reservation of Shares.    300,000 shares of the Company’s common stock will be reserved for issuance under the Plan. As discussed below under “Reduction of Shares Reserved Under the 2002 Stock Option Plan”, subject to the Company’s stockholders approval of the Plan, the Board has approved a corresponding reduction in the number of shares of common stock reserved under the Company’s 2002 Stock Option Plan.

Other Provisions.    The Plan is not qualified under 401(a) of the Internal Revenue Code (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Plan contains provisions to prevent dilution in the case of stock dividends, stock splits, and changes in the structure of the common stock. The Plan may be amended, modified, or discontinued at any time by the Committee, except that the Committee does not have the ability to adversely affect or impair any outstanding Award without the consent of the executive officer holding that award of Restricted Stock. Under NASDAQ listing standards, certain amendments to the Plan may require stockholder approval.

Federal Income Tax Consequences

The following discussion of the Federal tax consequences of the Plan is based on the provisions of the Internal Revenue Code currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the Plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock and the tax requirements applicable to residents of countries other than the United States.

With respect to an Award, unless an executive officer makes an election under Section 83(b) of the Internal Revenue Code (an “83(b) election”), as described below, the executive officer will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the grant of Restricted Stock at the time the Restricted Stock ceases to be subject to forfeiture. Dividends paid to an executive officer on the shares of Restricted Stock where no 83(b) election is made are treated as compensation income of the executive in the year received. The executive officer’s holding period for long-term capital gains purposes will not begin to run until the stock becomes unrestricted.

With respect to an Award, an executive officer may make an 83(b) election only with the prior approval of the Committee. If an executive officer makes an 83(b) election within the required period of thirty days after receipt of the Restricted Stock, the executive officer will be immediately taxed, as compensation income, on the fair market value of the Restricted Stock issued to such executive officer, valued on the date of grant. Any dividends received on stock subject to an 83(b) election will be treated as ordinary dividend income. Where an 83(b) election is made, an executive officer’s holding period for long-term capital gains purposes begins to run on receipt of the Restricted Stock. A forfeiture of Restricted Stock after an 83(b) election is made, even though the executive officer has included the stock as income, does not entitle the executive to a tax deductible loss if no amount was paid for the Restricted Stock by the executive officer.

Subject to the limitations on deductibility contained in Section 162(m) of the Code, the Company will receive a deduction for Federal income tax purposes equal to the compensation income recognized by the executive officer receiving the Award.

Reduction of Shares Reserved under the 2002 Stock Option Plan

In order to ensure that the Restricted Stock Plan does not create the possibility for additional dilutive effect to the Company’s existing stockholders, the Board has approved an amendment to the Company’s 2002 Stock Option Plan that will reduce the number of shares reserved under the 2002 Stock Option Plan by 300,000 shares. This amendment to the 2002 Stock Option Plan shall become effective upon the Company’s stockholders’ approval of the Restricted Stock Plan.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Plan. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2005 is being presented to the stockholders for approval at the annual meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2005. Effective August 6, 2004, the Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accountants and engaged Grant Thornton as its independent registered public accountants for the 2004 fiscal year. Grant Thornton has audited the financial statements of the Company for the year ended December 31, 2004.

It is expected that a representative of Grant Thornton will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

The reports of Ernst & Young on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2003 and 2002, and through August 6, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. During the years ended December 31, 2003 and 2002, and through August 6, 2004, there were no “reportable events” as that term is described under Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

During the Company’s two most recent fiscal years ended December 31, 2003, and the subsequent interim period through August 6, 2004, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Grant Thornton LLP and Ernst & Young LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the year ended December 31, 2004, and by Ernst & Young for the years ended December 31, 2004 and 2003.

	2004	2003
Audit Fees	$490,000	$178,200
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	10,300
All Other Fees	-0-	2,100

TOTAL	$490,000	$190,600

Audit Fees.    Audit Fees for the last two years were for services rendered by the independent registered public accountants for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s quarterly financial statements and (iii) review of the Company’s filing of registration statements. Audit Fees for 2004 also included $222,500 of fees incurred by the Company in connection with Grant Thornton’s audit of the effectiveness of the Company’s internal control over financial reporting and Grant Thornton’s audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.    There were no Audit-Related Fees in 2004 or 2003.

Tax Fees.    Tax Fees for 2003 were for professional services rendered by the independent registered public accountants in connection with consultations related to tax compliance, tax advice and tax planning. There were no Tax Fees in 2004.

All Other Fees.    All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. For 2003, these services included access to online information and services. There were no such services in 2004.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered public accountant’s independence.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is needed to ratify the appointment of independent registered public accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2006 Annual Meeting of Stockholders must be received by us by December 12, 2005 to be considered for inclusion in our proxy statement relating to such meeting.

A stockholder must notify us before February 25, 2006 of a proposal for the 2006 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material. If we do not receive such notice prior to February 25, 2006, proxies solicited by our Board of Directors will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Computer Programs and Systems, Inc., Attention: M. Stephen Walker, 6600 Wall Street, Mobile, Alabama 36695.

A COPY OF OUR 2004 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., ATTENTION: M. STEPHEN WALKER, 6600 WALL STREET, MOBILE, ALABAMA 36695.

APPENDIX A

COMPUTER PROGRAMS AND SYSTEMS, INC.

2005 RESTRICTED STOCK PLAN

Effective as of May     , 2005

This 2005 Restricted Stock Plan (the “Plan”) is established by the Board of Directors of Computer Programs and Systems, Inc., a Delaware corporation (the “Company”) and will be effective upon adoption by the Board of Directors (the “Board”) and approval by the stockholders of the Company.

ARTICLE I

Purpose

The purpose of this Plan is to promote the interests of the Company and its stockholders by granting restricted stock to the Executives of the Company in order to: (1) attract, retain and motivate key Executives of the Company, (2) strengthen the mutuality of interests between such Executives and the Company’s stockholders by providing incentives to maximize shareholder value, and (3) provide the Executives with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

ARTICLE II

Definitions

For purposes of this Plan, the following terms will have the meanings set forth below:

“Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.

“Award Agreement” means a Restricted Stock Award Agreement between the Company and an Executive evidencing the terms and conditions of an Award of Restricted Stock.

“Board” means the Board of Directors of the Company.

“Cause” means a felony conviction of an Executive or the failure of an Executive to contest prosecution for a felony, or an Executive’s willful misconduct or dishonesty which is harmful to the business or reputation of the Company, as determined by the Board in its sole discretion.

“Change in Control” will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two or more persons acting as a partnership, syndicate or other such group (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be appointed by the Board to administer the Plan. The Committee shall at all times consist of two or more members of the Board, and the Committee members must (i) satisfy the requirements of Rule 16b-3 under the Exchange Act and (ii) meet any applicable independence standards promulgated by NASDAQ or by any stock exchange on which the Company’s Stock is then listed. To the extent the Board considers it necessary or desirable to qualify compensation under Section 162(m) of the Code, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine.

“Company” means Computer Programs and Systems, Inc., a Delaware corporation, or any successor to such corporation.

“Disability” means a permanent and total disability as defined in the Company’s long term disability insurance program; provided, however, that in the event no such program is in effect, Disability shall mean a total and permanent disability or incapacity resulting from medically demonstrable bodily injury or disease (i) which prevents the Executive from engaging in any regular occupation for compensation or profit, (ii) which has continuously existed for a period of at least six months, and (iii) for which the Employee would be eligible for or is in receipt of disability benefits under the Federal Social Security Act. Disability will be determined by the Board who may reasonably require the Executive to undergo examination by a qualified physician selected by the Board at any time or times for the purposes of determining whether the Employee incurred and continues to have a Disability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive” means any ‘executive officer’ (as such term is defined in Rule 3b-7 under the Exchange Act) of the Company, as determined by the Board, in its sole and absolute discretion.

“Fair Market Value” means, unless otherwise determined by the Board, the closing price on the date of determination for a share of Stock, or if there were no sales on such date, the most recent prior date on which there were sales, as reported by the Nasdaq National Market.

“Performance Criteria” as defined in Article VIII.

“Plan” means this 2005 Restricted Stock Plan, as amended from time to time.

“Restricted Stock” means Stock issued pursuant to the Plan.

“Restricted Period” as defined in Section 7.4.

“Retirement” means retirement from active employment with the Company on or after the earlier of the date on which an Executive reaches the age of fifty-five (55), or such earlier date determined by the Board on a case by case basis for an Executive who has not reached the age of fifty-five (55) but who has at least fifteen (15) continuous years of service with the Company.

“Rule 16b-3” means the exemption under Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor to such rule, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the $.001 par value common stock of the Company.

ARTICLE III

Stock Subject to Plan; Adjustments

3.1 Stock Reserved. Subject to adjustments as provided in Section 3.3 below, an aggregate of 300,000 shares of the Stock have been reserved by the Company for the grant of Awards under the Plan. In the event that shares of Restricted Stock are issued under the Plan and thereafter are forfeited, such forfeited shares may again be issued under the Plan.

3.2 Type of Shares Distributable. Restricted Stock may consist, in whole or in part, of authorized and unissued Stock, of Stock reacquired by the Company through purchase in open market or private transactions, or of Stock that was forfeited, as provided for in Section 3.1 above.

3.3 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, reverse stock split, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other similar corporate transactions or events or change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits and potential benefits intended to be made available under the Plan, then the Committee, in such a manner as it deems equitable, shall make an appropriate substitution or adjustment in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and price of shares subject to outstanding Restricted Stock Awards granted under the Plan; provided that the number of shares subject to any Award shall always be a whole number. Such substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, and shall be conclusive and binding for purposes of the Plan.

ARTICLE IV

Eligibility

Only Executives are eligible to be selected by the Committee to receive an Award of Restricted Stock under the Plan. Participants in the Plan shall be selected by the Committee from those Executives who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

ARTICLE V

Effective Date; Duration

Upon adoption by the Board, the Plan becomes effective on the date the stockholders of the Company approve the Plan (the “Effective Date”). The Plan shall terminate ten years from the Effective Date, unless terminated earlier pursuant to Article X, and no Awards may be granted thereafter.

ARTICLE VI

Administration

6.1 General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the

Plan, the Committee shall have full power and authority to: (i) select which Executives may receive Award under the Plan, (ii) determine the number of shares of Restricted Stock to be awarded to an Executive, (iii) determine the form, terms and conditions of each Award Agreement, including, without limitation, the length of the Restricted Period and the applicable Performance Criteria, if any, (iv) determine whether to designate if an Award is intended to be “performance-based compensation” as such term is used in Section 162(m) of the Code, (v) interpret and administer the Plan and any instrument or agreement relating to, or grant made under, the Plan, (vi) establish, interpret, amend, suspend, rescind or waive any rules and regulations relating to the Plan, (vii) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary to or desirable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Executives who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3 under the Exchange Act. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

6.2 Committee Discretion Binding. Unless otherwise expressly provided under the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Executive, any holder or beneficial owner of Restricted Stock and any stockholder of the Company.

6.3 Limitation of Liability. No member of the Committee and no Executive shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or Executive or by any agent to whom duties in connection with the administration of the Plan have been delegated.

6.4 Indemnification. The Company shall indemnify members of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

Article VII

Restricted Stock

7.1 Award of Restricted Stock; Award Agreement. The Committee may grant an Award of Restricted Stock to an Executive. Any Award of Restricted Stock granted to an Executive shall include a Restricted Period of at least three (3) years. After the Committee determines that it will offer an Award to an Executive, it will advise the Executive in writing, by means of an Award Agreement, of the terms, conditions, and restrictions, if any, related to the Award, including the terms under which the Restricted Stock may become vested and the number of shares the Executive shall be entitled to receive. The Award shall be accepted by the Executive upon execution of an Award Agreement in the manner determined by the Committee.

7.2 Maximum Award. The maximum number of shares of Restricted Stock that can vest to any Executive in any one calendar year, determined as of the date of the grant of the Award, shall be that number of shares the Fair Market Value of which is equal to fifty percent (50%) of Executive’s annual base salary in effect on the date of the Award. For purposes of calculating the number of shares of Restricted Stock that can vest under this provision of Section 7.2, the Restricted Stock will be valued at Fair Market Value as of the close of business on the date of the grant of such Award.

7.3 Purchase Price. Restricted Stock shall be offered under the Plan for such consideration in cash, other property or services as is determined by the Committee and set forth in the Award Agreement.

7.4 Restricted Period. At the time an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of shares of Restricted Stock shall be restricted and be subject to forfeiture, as provided in Section 7.5 (the “Restricted Period”). The duration of the Restricted Period and the limitations on transferability will be set forth in the Award Agreement. The minimum Restricted Period, however, shall be three years from the date of the Award. Each Award may have a different Restricted Period.

7.5 Risk of Forfeiture. In the event of the termination of an Executive’s employment or affiliation with the Company, or in the event that the recipient of an Award no longer satisfies the definition of an Executive, for any reason other than those set forth in Section 7.10, the Executive, or former Executive, as the case may be, shall, for no consideration, forfeit to the Company all shares of Restricted Stock issued pursuant to this Plan that have not previously vested.

7.6 Transferability of Awards. Except as otherwise provided by the Committee, no Restricted Stock awarded under this Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by an Executive during the Restricted Period, other than (i) by the Executive’s last will and testament, (ii) by the applicable laws of descent and distribution, or (iii) as otherwise determined by the Committee.

7.7 Stock Certificate Representing Restricted Stock. The Company shall issue stock certificates that evidence Restricted Stock pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions substantially in the form provided below:

The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan and an Award Agreement entered into by the registered owner and Computer Programs and Systems, Inc. Copies of such Plan and Agreement are on file in the offices of Computer Programs and Systems, Inc.

7.8 Escrow of Stock. To facilitate the enforcement of the transfer restrictions prior to vesting, the Company may require that the stock certificate(s) evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon have lapsed. The Company may require the Executive to execute a stock power endorsed in blank related to the shares covered by the Award.

7.9 Issuance of Shares Upon Vesting. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including without limitation a determination by the Committee that the Performance Criteria have been met, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered as soon as administratively possible, free of all such restrictions and legends, except any that may be imposed by law. A new stock certificate for the balance of any shares that remain Restricted Stock shall be issued with appropriate restrictive legends and may be held in escrow pursuant to Section 7.8 above, pending the lapse of such restrictions with respect to those shares.

7.10 Accelerated Vesting. In the event of (i) a Change in Control of the Company, (ii) the death of the Executive, (iii) the Disability of the Executive, (iv) the Retirement of the Executive, or (v) the termination of the Executive’s employment or affiliation with the Company without Cause, the Restricted Period will be deemed to have lapsed and all conditions, including without limitation the Performance Criteria, will be deemed to have been satisfied, and all Awards granted to such Executive under this Plan shall become 100% vested as of the date of the Change in Control, the death, the Disability, the Retirement, or the termination of employment or affiliation without Cause, as the case may be, and a stock certificate shall be delivered in accordance with Section 7.9 above.

7.11 Voting and Dividend Rights. The Executive will be entitled to voting rights and dividend rights during the Restricted Period. The Executive will be entitled to retain cash dividends even if the shares of Restricted Stock are later forfeited.

ARTICLE VIII

Performance Criteria

The Committee may condition the lapse of restrictions under an Award Agreement on the achievement of certain financial goals or measurements (the “Performance Criteria”). Such Performance Criteria may include the following: (i) annual growth in net income, (ii) annual cash collections on sales, (iii) annual growth in new system installation contracts, (iv) annual growth in the average size of installation contracts, (v) annual growth in revenue, (vi) annual growth in the number of hospital clients, (vii) net income per diluted share, or (viii) any other reasonable basis that the Committee selects; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m) of the Code, the Performance Criteria shall be based on one or more criteria listed in (i) through (vii) above. The Committee shall make all determinations as to whether the selected Performance Criteria has been satisfied and shall reserve the right to modify or amend the Performance Criteria, in accordance with Article X. For Awards expressly intended to comply with Section 162(m) of the Code, discretion used by the Committee pursuant to this Article may only be used if permissible under Section 162(m).

ARTICLE IX

Withholding of Tax; 83(b) Election

9.1 Withholding of Tax. To the extent that the receipt of the Restricted Stock or the lapse of any restrictions results in income to an Executive for federal or state income tax purposes, the Executive shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Executive any tax required to be withheld.

9.2 83(b) Election. Section 83(b) of the Code allows a recipient of Restricted Stock to elect to immediately recognize ordinary compensation income in an amount equal to the Fair Market Value of the Restricted Stock on the date of the grant (an “83(b) Election”). An Executive of the Company may make an 83(b) Election only with the prior written approval of the Committee.

ARTICLE X

Amendment; Termination

Unless applicable laws, regulations, or Nasdaq listing standards provide otherwise, the Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Company’s stockholders, provided that no such termination or amendment shall adversely affect or impair any then outstanding Award without the consent of the Executive holding that Award.

ARTICLE XI

General Provisions

11.1 No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any Executive the right to be retained in the employ of the Company, nor shall it interfere in any way with the right the Company may have to terminate the Executive.

11.2 No Right to Awards. No Executive shall have any claim to be granted Restricted Stock and there is no obligation for uniformity of treatment of Executives. The terms and conditions of Awards need not be the same with respect to each recipient.

11.3 Compliance with Legal and Nasdaq Requirements. The Plan, the granting of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such listing with Nasdaq or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Executive to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

11.4 Compliance with Section 162(m) of the Code and Rule 16b-3 of the Exchange Act. If any provision of the Plan or any Award Agreement relating to a qualified performance based award or to a person subject to Section 16 of the Exchange Act does not comply or is inconsistent with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements.

11.5 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

11.6 Headings. Headings are given to the Articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

REVOCABLE PROXY

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 WALL STREET

MOBILE, ALABAMA 36695

This Proxy is solicited on behalf of the Board of Directors of Computer Programs and Systems, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 12, 2005, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John Morrissey and David A. Dye, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.	To elect the following four persons as Class III directors to serve on the Board of Directors until the 2008 annual meeting or until their successors are duly elected and qualified:

        John Morrissey             Ernest F. Ladd, III             David A. Dye             Hal L. Daugherty

☐ FOR All Nominees (except as indicated to the contrary below)         ☐ WITHHOLD AUTHORITY for All Nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2.	To approve the adoption of the Computer Systems and Programs, Inc. 2005 Restricted Stock Plan.

☐ FOR                         ☐ AGAINST                         ☐ ABSTAIN

3.	To ratify the appointment of Grant Thornton LLP as independent registered public accountants.

☐ FOR                         ☐ AGAINST                         ☐ ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

(CONTINUED FROM REVERSE SIDE)

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth on the reverse side, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, Wachovia Bank, N.A., prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Signature(s):

Date:

NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.